                                                               ALZA CORPORATION
                                                             September 30, 1994


                              EXHIBIT 11

       Statement Regarding Weighted Average Common and Common
     Equivalent Shares Used in Computation of Per Share Earnings
                           (in thousands)


                                         Primary
                          ---------------------------------------
                           Quarter Ended        Nine Months Ended
                           September 30,          September 30,
                          1994       1993        1994      1993
                          ------    -------      ------    ------
Common stock              81,914     77,524      81,772    76,250
$15 warrants                   -      1,357           -     2,644
$25 warrants                   -          -           -         -
$65 warrants                   -          -           -         -
5.25% zero coupon
   convertible
   debentures                  -          -           -         -
Other, principally
  stock options              444        512         553       683
                          ------     ------      ------    ------

Weighted average shares   82,358     79,393      82,325    79,577
                          ------     ------      ------    ------
                          ------     ------      ------    ------

                                     Fully Diluted
                         ----------------------------------------
                           Quarter Ended        Nine Months Ended
                           September 30,          September 30,
                          1994       1993        1994      1993
                         -------     ------     -------    ------
Common stock              81,914     77,524      81,772    76,250
$15 warrants                   -      1,357           -     2,644
$25 warrants                   -          -           -         -
$65 warrants                   -          -           -         -
5.25% zero coupon
   convertible
   debentures                  -          -           -         -
7.5% zero coupon
   convertible
   debentures                  -          -           -         -
Other, principally
  stock options              444        512         553       683
                         -------     ------     -------    ------
Weighted average shares   82,358     79,393      82,325    79,577
                         -------     ------     -------    ------
                         -------     ------     -------    ------

      The 5.25% zero coupon convertible subordinated debentures are considered common stock equivalents; they were antidilutive for the quarter and the nine months ended September 30, 1994. The 7.5% zero coupon convertible subordinated debentures (redeemed in November

1993) are not included in the calculation for the quarter and nine months ended September 30, 1993, because they were not considered to be common stock equivalents and these debentures were antidilutive for purposes of the fully diluted computation. The $15 warrants, to the extent not exercised by December 14, 1993, expired on that date.
      Fully diluted earnings per share are not presented on the face of the condensed consolidated statement of income (unaudited) since dilution is less than 3%.